UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2016 (January 1, 2016)

WP GLIMCHER INC.

(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WP Glimcher Inc. (the “Company” or Registrant”) and Michael J. Gaffney entered into a Transition and Consulting Agreement (the “Agreement”), effective as of January 1, 2016 (the “Effective Date”), pursuant to which the employment of Mr. Gaffney as the Company’s Executive Vice President, Head of Capital Markets was terminated without “cause” (as defined in the employment agreement by and among the Company and Mr. Gaffney, dated as of June 3, 2014). Mr. Gaffney is a “named executive officer” (as this term is defined under Instruction No. 4 of Item 5.02 of the Form 8-K Current Report) of the Registrant.

Under the Agreement, Mr. Gaffney is to provide consulting and advisory services to the Company with respect to matters within the scope of his knowledge and expertise for a term of one month commencing on the Effective Date; provided, that, on the last day of such one-month period, and on the last day of each subsequent one-month period, the term shall automatically extend for one additional month unless and until terminated by the Company or Mr. Gaffney for any reason (or no reason) by providing the other party with not less than ten (10) days advance written notice of such termination, except in the case of a termination for “cause” (as such term is defined in the Agreement), which would be effective immediately (the “Consulting Period”). Under the Agreement, Mr. Gaffney shall receive a monthly consulting fee of $43,750 payable on or around the 15th day of each month during the Consulting Period. In the event that the Consulting Period is terminated for cause, Mr. Gaffney will be required to repay a prorated portion of the Consulting Fee based on the number of days remaining in the Consulting Period as of the date of such termination. After termination of Mr. Gaffney’s employment and during the Consulting Period, Mr. Gaffney will not be eligible to participate in or accrue benefits under any employee benefit plan sponsored by the Company, Washington Prime Group, L.P., (the “Partnership”), or any of their respective affiliates; other than post-employment participation rights afforded Mr. Gaffney under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended.

Also in connection with Mr. Gaffney’s termination and contingent upon Mr. Gaffney executing a general release of claims, Mr. Gaffney shall receive: (i) accelerated vesting under the Agreement of 11,250 unvested LTIP Units under the Series 2014B LTIP Unit Award Agreement by and among the Partnership, Mr. Gaffney, and the Company, dated as of August 25, 2014, and (ii) a lump sum payment equal to Mr. Gaffney’s annual base salary in effect on the date immediately preceding the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

Date: January 7, 2016	/s/ Gregory A. Gorospe
Gregory A. Gorospe
Executive Vice President, General Counsel & Secretary